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                                  EXHIBIT 99.1: FORM OF SUBSCRIPTION CERTIFICATE


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
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 Certificate No.:        THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET          Certificate for
                         FORTH IN THE COMPANY'S PROSPECTUS, DATED DECEMBER 27,
                         2000 (THE "PROSPECTUS"), AND ARE INCORPORATED HEREIN BY
                         REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON
                         REQUEST FROM COMPUTERSHARE TRUST COMPANY OF NEW YORK, THE        Rights
                         SUBSCRIPTION AGENT.
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                                     UNITED STATES LIME & MINERALS, INC.
                            Incorporated under the laws of the State of Texas

                                         SUBSCRIPTION CERTIFICATE

                       Evidencing Non-Transferable Subscription Rights to Purchase

                      ____________ Shares of Common Stock, par value $0.10 per share

                                     Subscription Price: $5.50 per share


VOID IF NOT EXERCISED BEFORE 5:00 P.M., EASTERN STANDARD TIME ON FEBRUARY 5, 2001. REGISTERED OWNER:


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 THIS CERTIFIES THAT the registered owner whose name is       THE SUBSCRIPTION RIGHTS EVIDENCED
 inscribed herein is the owner of the number of Subscription  BY THIS SUBSCRIPTION CERTIFICATE
 Rights set forth above, each of which entitles the owner to  ARE NOT TRANSFERABLE. SUCH
 subscribe for and purchase one share of Common Stock, par    SUBSCRIPTION RIGHTS MAY NOT BE
 value $0.10 per share, of United States Lime & Minerals,     EXERCISED UNLESS THE REVERSE SIDE
 Inc., a Texas corporation, on the terms and subject to the   HEREOF IS COMPLETED AND SIGNED.
 conditions set forth in the Prospectus and the instructions relating hereto on the reverse side hereof. The non-
 transferable Subscription Rights represented by this
 Subscription Certificate may be exercised by completing
 Section 1 of the reverse side hereof. Special delivery
 restrictions may be specified by completing Section 2 on
 the reverse side hereof.
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Dated: December 27, 2000



              /s/ TIMOTHY W. BYRNE                                     /s/ LARRY T. OHMS
-----------------------------------------------------  -----------------------------------------------------
                  Timothy W. Byrne                                         Larry T. Ohms
        President and Chief Executive Officer                                Secretary
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SECTION 1 -- EXERCISE AND SUBSCRIPTION


     The undersigned irrevocably exercises Subscription Rights to subscribe for shares of Common Stock, par value $0.10 per share, as indicated below on the terms and subject to the conditions specified in the Prospectus, the receipt of which is hereby acknowledged.


     (a) Number of shares subscribed for pursuant to the Basic Subscription

Privilege:
           _______________________________________________________

     (b) Number of shares subscribed for pursuant to the Over-Subscription

Privilege:
           _______________________________________________________

     YOU MAY NOT EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE UNLESS YOUR BASIC SUBSCRIPTION PRIVILEGE HAS BEEN EXERCISED IN FULL.


     (c) Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege and the Over-Subscription Privilege multiplied by the Subscription Price of $5.50 per share):
_______________________________________________________


METHOD OF PAYMENT (CHECK ONE)


[ ] Uncertified check. PLEASE NOTE THAT FUNDS PAID BY UNCERTIFIED PERSONAL CHECK MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, SUBSCRIPTION RIGHTS HOLDERS WHO WISH TO PAY THE PURCHASE PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED BY THE SUBSCRIPTION AGENT AND CLEARS THE BANKING SYSTEM BY SUCH TIME. TO AVOID THE DELAY CAUSED BY THE CLEARANCE PROCESS, YOU ARE URGED TO CONSIDER PAYMENT BY MEANS OF A CERTIFIED OR BANK CHECK, BY MONEY ORDER OR BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS.

[ ] Certified check or bank draft (cashier's check) drawn on a U.S. bank or money order, payable to Computershare Trust Company of New York, as Subscription Agent.

[ ] Wire transfer of immediately available funds directed to the account maintained by Computershare Trust Company of New York, Subscription Agent for United States Lime & Minerals at Harris Trust and Savings Bank, Chicago, Illinois, ABA #071000288, Account No. 227-938-8.

     If the amount enclosed or transmitted is not sufficient to pay the purchase price for all share(s) of United States Lime & Minerals, Inc. Common Stock that are stated to be subscribed for, or if the number of share(s) of United States Lime & Minerals, Inc. Common Stock being subscribed for is not specified, the number of share(s) of United States Lime & Minerals, Inc. Common Stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all share(s) of United States Lime & Minerals, Inc. Common Stock that the undersigned has the right to subscribe for (such excess amount, the "Subscription Excess"), the Subscription Agent will return the Subscription Excess to the subscriber without interest or deduction.


SECTION 2 -- SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS
             HOLDERS:

     (a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

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Issue Shares to: ____________________   Soc. Sec. #/Tax ID #:___________________


Address: _______________________________________________________________________


     (b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown above. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.



Name: __________________________________________________________________________

Address: _______________________________________________________________________


ACKNOWLEDGMENT -- THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW


     I/We acknowledge receipt of the Prospectus and understand that after delivery to the Subscription Agent for United States Lime & Minerals, Inc. I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

     The signature below must correspond with the name of the registered holder exactly as it appears on the books of United States Lime & Minerals' transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder: _________________________  Date: ___________



     If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the Instructions.

Name: ________________  Capacity: ____________  Soc. Sec. #/Tax ID #: __________

Address: _____________________________________  Phone: _________________________

                           GUARANTEE OF SIGNATURE(S)

     All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. See the Instructions.

Authorized Signature:                         Name of Firm:

___________________________________________                 ____________________


Name: __________________________________________  Title: _______________________

Address: _________________________________________  Phone: _____________________



     YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN YOURSELF.





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